Exhibit 32.1

Certification of Chief Executive Officer

and Chief Financial Officer

Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officers of Prime Meridian Holding Company (the “Company”), hereby certify that the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 21, 2024	/s/ Sammie D. Dixon, Jr.
Name: Sammie D. Dixon, Jr.
Title: Vice Chairman, Chief Executive Officer, President, and Principal Executive Officer

Dated: March 21, 2024	/s/ Clint F. Weber
Name: Clint F. Weber
Title: Chief Financial Officer, Executive Vice President, and Principal Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and is not being filed as part of the Report or as a separate disclosure document.